UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2006
Blackboard Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50784	52-2081178

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1899 L Street, N.W., Washington, D.C.	20036

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (202) 463-4860

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Credit Agreement and Related Agreements
     On February 28, 2006, in connection with the closing of the merger (the “Merger”) of the Registrant with WebCT, Inc. (“WebCT”) described below in Item 2.01, the Registrant entered into a Credit Agreement (the “Credit Agreement”) among the Registrant, as borrower, Credit Suisse, Cayman Islands Branch, as administrative agent and collateral agent (the “Agent”), Credit Suisse, as sole bookrunner and sole lead arranger, Credit Suisse, as syndication agent, Credit Suisse, as documentation agent, and the lenders party thereto (the “Lenders”). Proceeds from the Credit Agreement will be used to finance the Merger, and for working capital needs and general corporate purposes. The Credit Agreement provides for a $70 million senior secured credit facility (comprised of a $60 million term loan facility and a $10 million revolving credit facility). In connection with the Merger, the Registrant borrowed the entire $70 million available under the credit facilities. Loans bear interest at a rate per annum equal to, at the election of the Registrant, (i) adjusted LIBOR plus a margin of 2.25% or (ii) an alternate base rate plus a margin of 1.25%. The alternate base rate is the higher of Credit Suisse’s prime rate and the federal funds effective rate plus 0.50%. Overdue amounts under the Credit Agreement bear interest at a rate per annum equal to (i) in the case of overdue principal of any loan, 2% plus the rate otherwise applicable to such loan or (ii) in the case of any other amount, 2% plus the rate applicable to alternate base rate loans.
     The Registrant is required to pay the Lenders a commitment fee at a rate per annum of 0.50% on the average daily unused amount of the credit facility commitments of such Lenders during the period for which payment is made, payable quarterly in arrears. The term loan is payable in 24 consecutive quarterly installments of (i) $150,000, in the case of each of the first 20 installments, on the last day of each March, June, September and December commencing on March 31, 2006 and ending on December 31, 2010, (ii) $14.25 million, in the case of each of the next 3 installments, on the last day of March, June and September 2011, commencing on March 31, 2011 and ending on September 30, 2011, and (iii) the balance due on February 28, 2012. The revolving credit facility terminates on February 28, 2011, at which time outstanding borrowings under the revolving credit facility are due. The Registrant may optionally prepay loans under the Credit Agreement at any time, without penalty. Loans are subject to mandatory prepayment with the net cash proceeds of certain asset sales and recovery events, subject to certain reinvestment rights, all the net cash proceeds of certain indebtedness, either 50% or all of the net cash proceeds of certain equity offerings (depending on the Registrant’s ratio of consolidated indebtedness to consolidated EBITDA as calculated pursuant to the Credit Agreement (the “Leverage Ratio”)) and either 50% or all of the Registrant’s Excess Cash Flow (as defined in the Credit Agreement) for any fiscal year (depending on the Leverage Ratio).
     The Credit Agreement contains customary representations and warranties as well as affirmative and negative covenants. Affirmative covenants include, among others, with respect to the Registrant and its subsidiaries, maintenance of existence, financial and other reporting, payment of obligations, maintenance of properties and insurance, maintenance of a credit rating, and an agreement to cause future domestic subsidiaries to become parties to the Guarantee and Collateral Agreement referred to below. Negative covenants include, among others, with respect to the Registrant and its subsidiaries, limitations on incurrence or guarantees of indebtedness, limitations on liens, limitations on sale and lease-back transactions, limitations on investments, limitations on mergers, asset sales, and acquisitions, other than Permitted Acquisitions (as defined in the Credit Agreement), limitations on dividends, share redemptions and other restricted payments, limitations on affiliate transactions, limitations on changing fiscal reporting periods and limitations on capital expenditures. The Credit Agreement also includes a leverage ratio covenant and an interest coverage ratio covenant (the ratio of the Registrant’s consolidated EBITDA to its consolidated interest expense as calculated pursuant to the Credit Agreement).
     The Credit Agreement contains customary events of default, including, among others, inaccuracy of representations and warranties in any material respect, non-payment of principal, interest or other amounts when due, violation of covenants, cross-defaults with other material indebtedness, certain undischarged judgments, the occurrence of certain ERISA or bankruptcy or insolvency events and the occurrence of a Change in Control (as defined in the Credit Agreement). Upon the occurrence and during the continuance of an event of default under the Credit Agreement, the Lenders may declare the loans and all other obligations under the Credit Agreement immediately due and payable. A bankruptcy or insolvency event of default causes such obligations automatically to become immediately due and payable.
     The obligations of the Registrant under the Credit Agreement are guaranteed by the domestic subsidiaries of the Registrant pursuant to a Guarantee and Collateral Agreement, dated February 28, 2006 (the “Guarantee and Collateral Agreement”), among the subsidiary guarantors party thereto from time to time (the “Guarantors”) and the Agent on behalf of the Lenders. The loans and the other obligations of the Registrant under the Credit Agreement and related loan documents and the guarantee obligations of the Guarantors under the Guarantee and Collateral Agreement are secured by substantially all of the tangible and intangible assets of the Registrant and each Guarantor (including, without limitation, intellectual property and the capital stock of certain subsidiaries) pursuant to the Guarantee and Collateral Agreement.
     The foregoing descriptions of the Credit Agreement and the Guarantee and Collateral Agreement do not purport to be complete statements of the parties’ rights under such agreements and are qualified in their entirety by reference to the full text of the Credit Agreement and the Guarantee and Collateral Agreement, respectively.
Escrow Agreement
     On February 28, 2006, in connection with the closing of the Merger, the Registrant entered into an Escrow Agreement with American Stock Transfer & Trust Company (“AST”), as escrow agent, and the indemnification representatives named therein (the “Escrow Agreement”). Under the Escrow Agreement, $18,000,000 of the merger proceeds to be paid by the Registrant to WebCT’s stockholders and optionholders were deposited with AST to be held in escrow for one year after the closing of the Merger to secure the indemnification obligations of WebCT’s stockholders and optionholders under the Merger Agreement (as defined below). The foregoing description of the Escrow Agreement does not purport to be a complete statement of the parties’ rights under the Escrow Agreement and is qualified in its entirety by reference to the full text of the Escrow Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets
     On February 28, 2006, the Registrant completed its merger with WebCT pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 12, 2005, by and among the Registrant, College Acquisition Sub, Inc., a wholly owned subsidiary of the Registrant (the “Transitory Subsidiary”), and WebCT. Pursuant to the Merger Agreement, the Registrant acquired WebCT in a cash transaction for $178 million. The effective purchase price of WebCT before transaction costs was approximately $148 million, net of WebCT’s January 31, 2006 cash balance of approximately $30 million. Pursuant to the Merger Agreement, the Transitory Subsidiary merged into WebCT and WebCT became a wholly owned subsidiary of the Registrant.
Item 2.03 Creation of a Direct Financial Obligation
     The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 7.01 Regulation FD Disclosure
     On February 28, 2006, the Registrant issued a press release announcing that it had completed its merger with WebCT. The full text of the press release, dated February 28, 2006, announcing the completion of the merger, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information in this Item 7.01 and in Exhibit 99.1 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
     (a) Financial Statements of Business Acquired
     It is impractical for the Registrant to provide the required financial statements of WebCT, the acquired business, at this time. The Company will file the financial statements by amendment to this report no later than May 16, 2006.
     (b) Pro Forma Financial Information
     It is impractical for the Registrant to provide the required pro forma financial information at this time. The Company will file pro forma financial information by amendment to this report no later than May 16, 2006.
     (d) Exhibits
          See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBOARD INC.
Date: February 28, 2006	By:	/s/ Matthew H. Small
Matthew H. Small
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1(1)	Agreement and Plan of Merger, dated as of October 12, 2005, by and among the Registrant, WebCT, Inc. and College Acquisition Sub, Inc.

99.1	Press Release issued by Registrant, dated February 28, 2006

(1) Incorporated by reference from Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 12, 2005 (File No. 000-50784).